Exhibit 99.1

MONARCH FINANCIAL REPORTS RECORD QUARTER

AND EXCEEDS $500 MILLION IN TOTAL ASSETS

Chesapeake, VA—Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported record quarterly net income and continued strong loan and asset growth. Net income was $1,131,130 for the fourth quarter of 2007, up 11% from the fourth quarter of 2006 when net income was $1,016,556. The quarterly annualized return on average assets (ROA) was 0.95%, and the annualized return on average equity (ROE) was 12.50%. Quarterly basic earnings per share were $0.24, compared to $0.21 the previous year, a 14% increase. Net income for 2007 totaled $3,158,174 for a return on average assets (ROA) of 0.76% and a return on average equity (ROE) of 8.86%. Basic earnings per share were $0.66 for the year.

Total assets at December 31, 2007 exceeded the one-half billion mark for the first time at $502.5 million, up $94.8 million or 23% from $407.7 million one year prior. Total loans increased $97.9 million to $419.2 million, up 30% from 2006. Deposits increased $75.6 million to $389.7 million, up 24% from 2006. The Bank’s capital position remains strong with tier one regulatory capital growing to $46.5 million at December 31, 2007, which includes the $10 million in trust preferred subordinated debt. Monarch Bank remains “Well Capitalized,” the highest rating of capital strength by bank regulatory standards.

“We are pleased to report a record quarter of earnings which caps off an exciting year of growth for Monarch. The fact that we greatly expanded our mortgage operations, opened our Kempsville office in Virginia Beach and started OBX Bank in Northeastern North Carolina in 2007 and still earned over $3.1 Million for the year shows the strength of the Monarch franchise. Monarch Mortgage continued to expand in the fourth quarter with the opening of two additional offices in Maryland and the hiring of additional loan officers in Hampton Roads. While our mortgage expansion has affected our 2007 results, we feel Monarch Mortgage is well positioned to contribute to earnings in 2008. Our launch of OBX Bank in the Outer Banks of North Carolina mid-year is also showing strong results with over $25 million in loan and deposit growth in that short period,” stated William ‘Tree’ Rountree, President and Chief Executive Officer. “Monarch Bank continues to perform extremely well with our best year ever of loan growth. Asset quality also remained strong with minimal non-performing assets at year-end.”

Monarch Mortgage has grown to eight offices with locations in Chesapeake, Norfolk and Virginia Beach as well as two offices in Rockville, Maryland, and offices in Waldorf, Annapolis and College Park, Maryland. Two of the Maryland offices opened and began production on December 1, 2007. Mortgage loan applications were $214 million in the fourth quarter of 2007, with $90 million in loans closed. This compares favorably to the third quarter of 2007, during our initial startup phase, when mortgage loan applications were $116 Million with $69 million in loans closed. December was Monarch Mortgage’s first profitable month of operation with over $35 million in closed loans. Recent reductions in fixed mortgage overhead have resulted in a lower break-even for the company. Monarch Mortgage is focused on the retail A-paper mortgage market and does not participate in the sub-prime mortgage market. Monarch does not hold any sub-prime mortgage loans or related securities, and because the company began expansion after the sub-prime meltdown, no repurchases or asset writedowns are expected.

Net interest income grew 13% or $1.9 million in 2007 compared to 2006 due to growth in balances with only a slight decline in net interest margin. The net interest margin for 2007 was a 4.29%, a slight decline from the 4.41% margin in 2006. The decline was led primarily by a 100 basis point decline in the prime rate later in the year coupled with extreme competition in our local loan and deposit marketplace. The vast majority of the time deposits used to support 2007 balance sheet growth have maturities in the five to seven month range, which once reset to market rates should improve our margin.

Non-interest income more than doubled, increasing 137% from the same period in 2006, fueled by increased production in mortgage originations, investment and insurance revenues from Virginia Asset Group, Monarch’s investment subsidiary, growth in bank deposit fees, and a gain from the sale of bank property. Virginia Asset Group was the top performing bank investment group for 2007 for broker-dealer BI Investments, with our investment and insurance commission revenues up 453% from the previous year.

Non-interest expense grew 58%, with the majority of the increase related to the expansion of Monarch Mortgage. Operating expenses also grew due to opening a new retail banking office in Virginia Beach, the opening of our first OBX Bank office, and the hiring of additional bankers and other critical staffing positions to support the growth of the company.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with two offices in Chesapeake, four offices in Virginia Beach, and two offices in Norfolk, Virginia. OBX Bank, a division of Monarch Bank, operates one office in Kitty Hawk, North Carolina. Services are also provided through fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer and business internet banking (www.monarchbank.com and OBXBank.com). Our subsidiaries/divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Virginia Asset Group, LLC (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). We offer investment services through our ownership in BI Investments, LLC (investments and asset management), and insurance services through our ownership in Bankers Insurance, LLC (full-service insurance agency). The shares of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	January 30, 2008

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	December 31
	2007	2006
ASSETS:
Cash and due from banks	$8,409	$9,505
Interest bearing bank balances	993	7,964
Federal funds sold	63	1,498

Investment securities:
Securities available for sale	8,874	11,456
Securities held to maturity	22,085	38,574

Total investment securities	30,959	50,030

Mortgages held for sale	18,793	606

Loans	419,153	321,263
Less allowance for loan losses	(3,976)	(3,235)

Net loans	415,177	318,028

Bank premises and equipment	9,719	6,685
Restricted equity securities	4,847	3,750
Bank owned life insurance	6,544	6,297
Intangible Assets	1,950	—
Accrued interest receivable and other assets	5,040	3,358

Total assets	$502,494	$407,721

LIABILITIES:
Demand deposits—non-interest bearing	$66,078	$62,685
Demand deposits—interest bearing	11,165	9,759
Money market deposits	137,025	146,771
Savings deposits	5,374	6,600
Time deposits	170,062	88,299

Total deposits	389,704	314,114

FHLB borrowings	63,531	48,075
Trust preferred subordinated debt	10,000	10,000
Accrued interest payable and other liabilities	2,653	1,496

Total liabilities	465,888	373,685

MINORITY INTERESTS IN SUBSIDIARY	58	27

SHAREHOLDERS' EQUITY:
Preferred stock, $5 par value, 2,000,000 shares authorized, none issued	—	—
Common stock, $5 par, 20,000,000 shares authorized, issued 4,827,505 shares outstanding at December 31, 2007 and 4,845,917 shares outstanding at December 31, 2006	24,137	24,230
Capital in excess of par value	5,008	5,627
Retained earnings	7,420	4,261
Accumulated other comprehensive loss	(17)	(109)

Total shareholders' equity	36,548	34,009

Total liabilities and shareholders' equity	$502,494	$407,721

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended December 31		Twelve Months Ended December 31
	2007	2006	2007	2006
INTEREST INCOME:
Interest on federal funds sold	$9,225	$6,255	$27,747	$209,189
Interest on other bank accounts	40,152	49,994	97,435	353,079
Dividends on restricted securities	63,366	31,538	184,879	118,331
Interest & dividends on investment securities:
Taxable	126,914	206,073	571,318	778,669
Interest and fees on loans	7,933,130	6,686,695	29,744,163	23,651,179

Total interest income	8,172,787	6,980,555	30,625,542	25,110,447

INTEREST EXPENSE:
Interest on deposits	3,268,392	2,746,939	12,336,289	9,931,661
Interest on trust preferred subordinated debt	172,663	172,799	698,331	351,231
Interest on other borrowings	501,118	171,738	1,452,005	577,794

Total interest expense	3,942,173	3,091,476	14,486,625	10,860,686

NET INTEREST INCOME	4,230,614	3,889,079	16,138,917	14,249,761
PROVISION FOR LOAN LOSSES	332,960	77,100	976,478	559,344

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,897,654	3,811,979	15,162,439	13,690,417

NON-INTEREST INCOME:
Service charges on deposit accounts	324,124	255,848	1,159,253	924,449
Mortgage banking income	2,652,463	374,148	5,278,946	2,060,700
Investment and insurance commissions	358,269	156,213	1,130,594	204,386
Security losses, net	—	(29,139)	—	(29,139)
Gain on sale of assets	586,234	—	586,234	—
Other income	92,008	226,191	351,004	425,362

Total non-interest income	4,013,098	983,261	8,506,031	3,585,758

NON-INTEREST EXPENSE:
Salaries and employee benefits	4,300,710	1,933,869	12,483,022	7,018,828
Occupancy and equipment	740,847	450,974	2,188,833	1,549,886
Data processing	163,684	150,737	628,839	562,684
Other expenses	911,746	735,702	3,511,711	2,738,194

Total non-interest expense	6,116,987	3,271,282	18,812,405	11,869,592

INCOME BEFORE TAXES AND MINORITY INTERESTS	1,793,765	1,523,958	4,856,065	5,406,583

MINORITY INTEREST IN SUBSIDIARY'S INCOME	(72,863)	5,581	(164,582)	5,581

NET INCOME BEFORE TAXES	1,720,902	1,529,539	4,691,483	5,412,164

Income tax provision	589,772	512,983	1,533,309	1,785,706

NET INCOME	$1,131,130	$1,016,556	$3,158,174	$3,626,458

NET INCOME PER COMMON SHARE:
Basic	$0.24	$0.21	$0.66	$0.76
Diluted	$0.23	$0.20	$0.63	$0.72

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

	(Unaudited)			(Unaudited)
	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in thousands, except per share data)	2007	2006	Change	2007	2006	Change
EARNINGS
Interest income	$8,173	$6,980	17.1%	$30,625	$25,110	22.0%
Interest expense	3,942	3,091	27.5	14,487	10,861	33.4
Net interest income	4,231	3,889	8.8	16,138	14,249	13.3
Provision for loan losses	333	77	332.5	976	559	74.6
Noninterest income	4,013	983	308.2	8,506	3,586	137.2
Noninterest expense	6,117	3,271	87.0	18,812	11,870	58.5
Pre-tax net income	1,794	1,524	17.7	4,856	5,406	(10.2)
Minority interest in net income	73	(6)	100.0	165	(6)	100.0
Income taxes	590	513	15.0	1,533	1,786	(14.2)
Net income	1,131	1,017	11.2	3,158	3,626	(12.9)

PER COMMON SHARE
Earnings per share—basic	$0.24	$0.21	14.3%	$0.66	$0.76	(13.2)%
Earnings per share—diluted	0.23	0.20	15.0	0.63	0.72	(12.5)
Book value				7.57	7.02	7.8
Closing market price (adjusted)				9.50	14.58	(34.8)

FINANCIAL RATIOS
Return on average assets	0.95%	1.12%	(15.2)%	0.76%	1.05%	(27.6)%
Return on average shareholders' equity	12.50	11.96	4.5	8.86	11.38	(22.1)
Average equity to average assets	7.64	9.33	(18.1)	8.59	9.24	(7.0)
Net interest margin (FTE)	3.98	4.56	(12.7)	4.29	4.41	(2.7)
Non-interest revenue/Total revenue	32.9	12.3	167.5	21.7	12.5	73.6
Efficiency—Monarch Financial	73.7	66.7	10.5	76.0	66.4	14.5
Efficiency—Bank only	62.1	69.8	(11.0)	68.0	64.5	5.4

PERIOD END BALANCES
Investment securities				$30,959	$50,030	(38.1)%
Total loans				419,153	321,263	30.5
Interest-earning assets				462,559	391,408	18.2
Assets				502,494	407,721	23.2
Total deposits				389,704	314,114	24.1
Other borrowings				73,531	58,075	26.6
Shareholders' equity				36,548	34,009	7.5

AVERAGE BALANCES
Total loans	$373,660	$315,400	18.5%	$350,244	$293,241	19.4%
Interest-earning assets	430,495	346,729	24.2	384,533	331,211	16.1
Assets	470,204	361,443	30.1	415,034	344,891	20.3
Total deposits	379,773	303,449	25.2	339,269	294,075	15.4
Other borrowings	51,881	13,168	294.0	33,225	13,063	154.3
Shareholders' equity	35,910	33,729	6.5	35,641	31,873	11.8

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$3,732	$3,157	18.2%	$3,235	$2,685	20.5%
Provision for loan losses	333	77	332.5	976	559	74.6
Charge-offs	90	—	n/a	237	13	1723.1
Recoveries	1	1	n/a	2	4	(50.0)
Ending balance	3,976	3,235	22.9	3,976	3,235	22.9

ASSET QUALITY RATIOS
Nonperforming loans to total loans				0.10%	0.03%	7.0	bp
Allowance for loan losses to total loans				0.95	1.01	(0.06)%
Allowance for loan losses to nonperforming loans				958.07	3,235.00	(70.38)
Charge-off loans to average loans				0.07	0.00	14.26

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due				333	0	100.00%
Nonaccrual				82	100	(18.00)
OREO				0	0	0.0

Nonperforming assets				415	100	315.00%

bp - Change is measured as difference in basis points.